                                                                   EXHIBIT 10.10



                                                                      Technitrol



1210 Northbrook Drive, Suite 385
Trevose, PA 19053-8406 USA
Tel 215 355 2900
http://www.technitrol.com



April 16, 1999


Mr. James M. Papada, III
[ADDRESS OMITTED]

Dear Jim:

This letter will confirm the financial terms of your employment as Chairman, Chief Executive Officer and President of Technitrol, Inc.


1.    Base Salary

Beginning July 1, 1999 - the effective date of your appointment as President and CEO - and through December 31, 1999, you will be paid a salary of $220,000 plus a guaranteed bonus of $30,000 (payable on December 31, 1999 or in early January, at your election). Effective January 1, 2000, your base salary will be $500,000 and you will not have a guaranteed bonus.


2.    Benefits

You will participate in all Technitrol benefit plans, effective with your hire date of July 1, 1999.


3.    Pension Plan

Technitrol will establish a Supplemental Executive Retirement Plan (SERP) for you and for purposes of your participation in the SERP you shall be deemed to have completed 15 years of service with Technitrol on June 30, 1999. The funding for your SERP will be done through a Rabbi Trust with no annuity provision.

Mr. James M. Papada, III
April 16, 1999
Page 2


4.    Incentive Compensation Plan

You will participate in the cash portion of the Executive Incentive Plan (effective July 1, 1999) or in any plan which is a successor to such plan. The effective start date of your participation is July 1, 1999. The performance period is from July 1 - December 31, 1999 and annually thereafter.


5.    Vacation

You will receive 4 weeks of vacation annually.


6.    Performance Based Restricted Stock

(a) Technitrol is awarding you Performance Based Restricted Stock according to this schedule:

         SHARES                   GRANT DATE                 VESTING DATE
         ------                   ----------                 ------------
         20,000                     7-1-99                      3-01-02
         15,000                     1-1-00                      3-01-03
         10,000                     1-1-01                      3-01-04
         10,000                     1-1-02                      3-01-05
         10,000                     1-1-03                      3-01-06
         10,000                     1-1-04                      3-01-07


Vesting of PBRS will occur if Technitrol achieves the fully diluted earnings per share ("EPS") as determined by the Board of Directors in the operating plan for such year. For example, the initial PBRS grant of 20,000 shares will vest if Technitrol achieves the EPS target approved by the Board of Directors for the operating year 2001.

Mr. James M. Papada, III
April 16, 1999
Page 3


If the EPS targets are not achieved in the relevant year, then no PBRS shares will vest for that performance period, provided that the Board of Directors can (but is under no obligation to) elect to pro-rate the vesting of such shares for such period in any way it determines.

(b) In any year in which PBRS vests, Technitrol will pay you a cash bonus equal to the federal and state tax due as a result of such vesting (including the tax on the bonus amount) at the highest marginal combined federal and state tax rates applicable to you in the year in which such income is realized by you.


7.    Executive Assistant

You are authorized to hire your current Executive Assistant to join you at Technitrol as your Executive Assistant upon the terms and conditions set forth in the offer letter from Technitrol to her dated April 21, 1999.


8.    Change in Control

In the event of a "change in control," on the effective date of such change in control:

(a) You will be paid two years base salary at your current salary rate.

(b) You will be paid a cash bonus in the maximum amount then allowed by the Executive Incentive Plan.

(c) All of your granted PBRS (see paragraph 6 above) vests immediately in full and all PBRS not yet granted shall be granted and shall vest immediately in full: The provisions of subsection (b) of paragraph 6 will also apply.

(d) The SERP referred to in paragraph 3 above will be funded in full in a manner reasonably satisfactory to you and the Company will pay you a bonus computed as described in paragraph 6(b) above as a result of the income realized by you as a result of the purchase of such annuity (or other funding mechanisms satisfactory to you).

Mr. James M. Papada, III
April 16, 1999
Page 4


(e) "Change in Control" means either of the following: (A) any "Person" or "Persons" as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of Technitrol representing more than 50% of the combined voting power of Technitrol's then outstanding securities; or (B) more than 50% of the assets of Technitrol are disposed of, directly or indirectly, by Technitrol (including stock or assets or a subsidiary(ies)) in a sale, exchange, merger, reorganization or similar transaction.


9.    Excess Parachute Payments

In the event that any compensation or remuneration paid to you by Technitrol is deemed to be "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and as a result you are subject to excess tax with respect to such payments, Technitrol will pay you, in addition to any other payments or benefits to which you are otherwise entitled, an amount that, taking into account any income or excess taxes payable with respect to such payment, would result in you receiving the amount you would have received initially if excess taxes were not imposed on such payment deemed to be excess parachute payments.


10.   Effective Date

The effective date of this Agreement is July 1, 1999.

Mr. James M. Papada, III
April 16, 1999
Page 5


These ten paragraphs contain the terms and conditions agreed to between you and Technitrol and are legally binding on you and Technitrol. Except for the contents of this letter, there is no contract of employment between you and Technitrol and you are an employee at will.

Sincerely,

/s/ David W. Lacey

David W. Lacey
Vice President, Human Resources



                                        ACCEPTED AND AGREED


/s/ David W. Lacey                      /s/ James M. Papada, III
----------------------------------      ----------------------------------
David W. Lacey                          James M. Papada, III

                                                                      Technitrol



1210 Northbrook Drive, Suite 385
Trevose, PA 19053-8406 USA
Tel 215 355 2900
http://www.technitrol.com


October 18, 2000



Mr. James M. Papada, III
[ADDRESS OMITTED]

Dear Jim:

This letter will confirm the amendment of the terms of the letter between you and Technitrol, dated April 16, 1999 (the "Letter"). For good and valuable consideration, we have agreed to:

1. Delete Section 6 of the Letter in its entirety and replace it with the following:

"6. Performance Based Restricted Stock.

      (a) Technitrol is awarding you Performance Based Restricted Stock ("PBRS") according to this schedule:

      SHARES             GRANT DATE          MEASURE DATE          VEST DATE
      ------             ----------          ------------          ---------
      20,000               7-1-99              12-31-00             3-31-02
      15,000               1-1-00              12-31-01             3-31-03
      13,333               1-1-02              12-31-02             3-31-04
      13,333               1-1-03              12-31-03             3-31-05
      13,334               1-1-04              12-31-04             3-31-06


Performance for PBRS will occur if Technitrol achieves the fully diluted earnings per share ("EPS") as determined by the Board of Directors in the operating plan for such year (the "Target"). For example, the initial PBRS grant of 20,000 shares will vest if Technitrol achieves the EPS target approved by the Board of Directors for the operating year 2000.

                                                                October 18, 2000
                                                                     Page 2 of 3


If the EPS targets are not achieved in the relevant year, then the relevant PBRS shares for that performance period would be forfeited, provided that the Board of Directors can (but is under no obligation to) elect to pro-rate the vesting of such shares for such period in any way it determines.

      (b) Notwithstanding the achievement of the Target, the PBRS will not vest unless you are an employee of Technitrol on the vesting date set forth in the table above unless your employment ceases by virtue of your death or complete disability in which case all PBRS for which the Target has been attained (or the Directors have granted to you pursuant to subsection 1(a) above) shall vest on the date of your death or complete disability.

      (c) In any year in which PBRS vests, Technitrol will pay you a cash bonus equal to the federal and state tax due as a result of such vesting (including the tax on the bonus amount) at the highest marginal combined federal and state tax rates applicable to you in the year in which such income is realized by you.

2. Delete Paragraph 8(c) of the Letter in its entirety and replace it with the following:

"8. Change in Control

In the event of a "change in control", on the effective date of such change in control:

(a)   You will be paid two years base salary at your current salary rate.

(b) You will be paid a cash bonus in the maximum amount then allowed by the Executive Incentive Plan.

(c) All Targets under any of the PBRS (see paragraph 6 above) shall be deemed achieved, all PBRS shall be deemed vested immediately and provisions of subsection (c) of paragraph 6 will apply. Any such PBRS not yet granted shall be immediately granted, the Targets deemed met, all such PBRS shall vest immediately in full and the provisions of subsection 6(c) above shall apply.

(d) The SERP referred to in paragraph 3 above will be funded in full in a manner reasonably satisfactory to you, and the Company will pay you a bonus computed as described in paragraph 6(c) above as a result of the income realized by you as a result of the purchase of such annuity (or other funding mechanisms satisfactory to you).

(e) "Change in Control" means either of the following: (A) any "Person" or "Persons" as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of Technitrol representing more than 50% of the combined voting power of Technitrol's then outstanding securities; or (B) more than 50% of the assets of Technitrol are disposed of, directly or indirectly, by Technitrol (including stock or assets or a subsidiary(ies)) in a sale, exchange, merger, reorganization or similar transaction."

                                                                October 18, 2000
                                                                     Page 3 of 3


All of the terms and conditions in the Letter will remain in full force and effect.

If the foregoing accurately reflects our agreement, would you please sign below where noted.

Sincerely,



/s/ David W. Lacey
----------------------------------
David W. Lacey
Vice President, Human Resources


                                        ACCEPTED AND AGREED



/s/ David W. Lacey                      /s/ James M. Papada, III
----------------------------------      ----------------------------------
David W. Lacey                          James M. Papada, III